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                                                                   EXHIBIT 23.1

                        Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of O'Sullivan Industries Holdings, Inc. of our report dated August 4, 1999 relating to the consolidated financial statements of O'Sullivan Industries Holdings, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Special Factors-Tax Sharing and Tax Benefit Reimbursement Agreement with Tandy" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
October 29, 1999